Exhibit 3.6

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:00 PM 11/17/1997 971391499 - 2822045

CERTIFICATE OF FORMATION

OF

KERR-McGEE CHEMICAL LLC

1. The name of the limited liability company is Kerr-McGee Chemical LLC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The existence of the company will be perpetual.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Kerr-McGee Chemical LLC this 13th day of November, 1997.

KERR-McGEE CORPORATION

/s/ Russell G. Horner, Jr.
By:	Russell G. Horner, Jr.
Senior Vice President, Secretary and General Counsel

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 12/29/1997 971452163 - 2822045

CERTIFICATE OF MERGER

OF

KERR-McGEE CHEMICAL CORPORATION

a Delaware Corporation

INTO

KERR-MCGEE CHEMICAL LLC

a Delaware Limited Liability Company

Pursuant to Section 264 of the

Delaware General Corporation Law

and Section 18-209 of the

Delaware Limited Liability Company Act

KERR-McGEE CHEMICAL CORPORATION, a corporation organized under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent entities are as follows:

Name	State of Incorporation
Kerr-McGee Chemical Corporation	Delaware
Kerr-McGee Chemical LLC	Delaware

SECOND: That an Agreement and Plan of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware and Section 18-209(b) of the Limited Liability Company Act of the State of Delaware.

THIRD: That the name of the surviving domestic limited liability company of the merger is Kerr-McGee Chemical LLC.

FOURTH: That this Certificate of Merger shall be effective as of 8:00 a.m. on January 1, 1998.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving domestic limited liability company at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving domestic limited liability company, on request and without cost, to any stockholder of any constituent corporation or any member of any constituent limited liability company.

DATED: December 29, 1997

ATTEST:		KERR-McGEE CHEMICAL CORPORATION

By:	/s/ Don Hager	By:	/s/ Luke R. Corbett
	Don Hager		Luke R. Corbett
	Assistant Secretary		Chairman of the Board and
Chief Executive Officer

ATTEST:		KERR-McGEE CHEMICAL LLC

By:	/s/ Don Hager	By:	/s/ Luke R. Corbett
	Don Hager		Luke R. Corbett
	Assistant Secretary		Chairman of the Board and
Chief Executive Officer

Page 2 of Certificate Of Merger

State of Delaware Secretary of State Division of Corporations Delivered 03:39 PM 09/15/2005 FILED 11:47 AM 09/15/2005 SRV 050756031 - 2822045 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Kerr-McGee Chemical LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The name of the limited liability company is Tronox LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th -day of September, A.D. 2005.

By:	/s/ John F. Reichenberger
Authorized Person(s)

Name:	John F. Reichenberger, V.P. & Asst. Secretary
Print or Type of Tronox Worldwide LLC, Member